UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 30, 2008 (December 24, 2008)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31381	66-0532217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 24, 2008, Gilberto Rivera Arreaga tendered his resignation from the Board of Directors of R&G Financial Corporation (the “Company”) and its subsidiaries effective as of December 31, 2008. Prior to his resignation, Mr. Rivera Arreaga served as a Director of the Company since 1996. Mr. Rivera Arreaga was also a Director of R-G Premier Bank of Puerto Rico and R&G Mortgage Corporation, each a subsidiary of the Company. Mr. Rivera Arreaga also served as a member of the Audit and Strategic Capital committees of the Company. Mr. Rivera Arreaga’s decision to resign was not due to any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: December 30, 2008	By:	/s/ Rolando Rodríguez
Rolando Rodríguez
President and Chief Executive Officer

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